Exhibit 99.1

EXECUTION COPY

CWALT, INC.,
Depositor

CREDIT SUISSE SECURITIES (USA) LLC,

Underlying Certificate Seller

and

THE BANK OF NEW YORK,
Trustee, Securities Intermediary and Bank

_______________________________

TRUST AGREEMENT

Dated as of December 26, 2007
_______________________________

CWALT, Inc.
Alternative Loan Trust Resecuritization 2008-1R
Resecuritization Pass-Through Certificates, Series 2008-1R

TABLE OF CONTENTS

TRUST AGREEMENT, dated as of December 26, 2007, by and among CWALT, Inc., as depositor (the “Depositor”), Credit Suisse (USA) LLC, as underlying certificate seller (the “Underlying Certificate Seller”), and The Bank of New York, as trustee (the “Trustee”) and in its capacities as Securities Intermediary and as Bank (each as defined below).

W I T N E S S E T H:

WHEREAS, the Depositor, the Underlying Certificate Seller and the Trustee desire to enter into a trust agreement dated as of the date hereof (the “Trust Agreement”); and

WHEREAS, the Underlying Certificate Seller has transferred its interests in and to the Deposited Underlying Certificates (as defined herein) to the Depositor pursuant to a bill of sale executed by the Underlying Certificate Seller in favor of the Depositor;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  For federal income tax purposes, the Trustee shall treat the Trust Fund as consisting of a trust (the “ES Trust”) beneath which is one real estate mortgage investment conduit (the “Master REMIC”) and shall make all elections as necessary for such treatment.  The Master REMIC will hold all the assets of the Trust Fund and will issue several classes of uncertificated Master REMIC Interests.  The Class A-R Interest is hereby designated as the residual interest in the Master REMIC and each other Master REMIC Interest is hereby designated as a regular interest in the Master REMIC.  The “latest possible maturity date,” for federal income tax purposes, of all REMIC regular interests created hereby will be the Latest Possible Maturity Date.

The ES Trust shall hold the MR-A-R Interest, all Master REMIC regular interests and shall issue the Certificates.  Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more of the Master REMIC regular interests held by the ES Trust.  The Class A-R Certificate will represent ownership of the MR-A-R Interest, which is the sole Class of REMIC residual interest in the Master REMIC.

For federal income tax purposes the Trustee shall treat the ES Trust as a Grantor Trust and shall treat each Holder of an ES Trust Certificate as the owner of the individual, underlying assets represented by such ES Trust Certificate.  In addition, to the fullest extent possible, ownership of an ES Trust Certificate shall be treated as direct ownership of the individual, underlying assets represented by such ES Trust Certificate for federal income tax reporting purposes.  The ES Trust will not form part of any REMIC.

The following table sets forth characteristics of the ES Trust Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

Class Designation	Initial Maximum Class Certificate Balance	Pass- Through Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum	Possible Classes of Master REMIC Interests Represented (4)
Class 1-A-1	$69,855,000	(1)	$25,000.00	$1.00	MR-1-A-1
Class 1-A-2	$4,807,817	(1)	$25,000.00	$1.00	MR-1-A-2
Class 2-A-1	$37,729,000	6.00%	$25,000.00	$1.00	MR-2-A-1
Class 2-A-2	$3,255,377	6.00%	$25,000.00	$1.00	MR-2-A-2
Class 2-A-3	$40,984,377	6.00%	$25,000.00	$1.00	MR-2-A-1, MR-2-A-2
Class A-R (2)	$100	6.00%	(3)	(3)	N/A

(1)
The Pass-Through Rate for this Class of Certificates for the Interest Accrual Period for any Distribution Date will be a per annum rate of LIBOR plus 0.47%, subject to a maximum and minimum Pass-Through Rate of 7.00% and 0.47% per annum, respectively. The Pass-Through Rate for this Class of Certificates for the Interest Accrual Period for the first Distribution Date is 5.335% per annum.

(2)	The Class A-R Certificate evidences the sole Class of residual interest in the Master REMIC.

(3)
The Class A-R Certificate shall be issued as two separate certificates, one with an initial Certificate Balance of $99.99 and the Tax Matters Person Certificate with an initial Certificate Balance of $0.01.

(4)	See Schedule III for information regarding the combinations of the Depositable Certificates and Exchangeable Certificates related to these uncertificated Master REMIC Interests.

It is not intended that the Class A-R Certificates be entitled to any cash flow pursuant to this Agreement except as provided in Section 3.04(b)(1)(i) and Section 3.04(b)(2)(A) hereunder, (that is, its entitlement to $100 plus interest thereon in the waterfall).

The following table specifies the class designation, interest rate, and principal amount for each class of Master REMIC Interest:

Master REMIC Interest	Initial Principal Balance	Interest Rate	Possible Corresponding ES Trust Certificates
MR-1-A-1	$69,855,000	(1)	1-A-1
MR-1-A-2	$4,807,817	(1)	1-A-2
MR-2-A-1	$37,729,000	6.00%	2-A-1, 2-A-3
MR-2-A-2	$3,255,377	6.00%	2-A-2, 2-A-3
MR-A-R	(2)	(2)	N/A

(1)
The MR-1-A-1 and MR-1-A-2 Master REMIC Interests will bear interest during each Interest Accrual Period at a per annum rate of LIBOR plus 0.47%, subject to a maximum and minimum interest rate of 7.00% and 0.47% per annum, respectively.

(2)	The Class MTR-A-R Master REMIC Interest represents the sole Class of residual interest in the Master REMIC.

(3)	Set forth below are designations of Classes of Certificates to the categories used herein:

Accretion Directed Certificates	None.

Accrual Certificates	None.

Accrual Components	None.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Component Certificates	None.

Components
For purposes of calculating distributions, the Component Certificates will be comprised of multiple payment components having the designations, Initial Component Balances and Pass-Through Rates set forth below:

Designation	Initial Component Balance	Pass-Through Rate
N/A	N/A	N/A

Delay Certificates	All interest-bearing Classes of Certificates other than the Non-Delay Certificates, if any.
Depositable Certificates	Class 2-A-1 and Class 2-A-2 Certificates.
ERISA-Restricted Certificates	Residual Certificates; and any Certificate of a Class that ceases to satisfy the applicable rating requirement under the Underwriter’s Exemption.
Exchangeable Certificates	Class 2-A-3 Certificates.
Floating Rate Certificates	Class 1-A-1 and Class 1-A-2 Certificates.
Inverse Floating Rate Certificates.	None.
COFI Certificates	None.
LIBOR Certificates	Floating Rate and Inverse Floating Rate Certificates.

Non-Delay Certificates	LIBOR Certificates.
Notional Amount Certificates	None.
Notional Amount Components	None.
Offered Certificates	All Classes of Certificates.
Physical Certificates	Residual Certificates.
Planned Principal Classes	None.
Planned Principal Components	None.
Principal Only Certificates	None.
Rating Agencies	S&P and Fitch.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class A-R Certificate.
Scheduled Principal Classes	None.
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class A-R Certificates.
Subordinated Certificates	None.
Targeted Principal Classes	None.
Targeted Principal Components	None.
Underwriter	Credit Suisse Securities (USA) LLC

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts.  Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Account:  The Distribution Account, Exchangeable Certificates Distribution Account, Securities Account or any other account related to the Trust Fund.

Accretion Directed Certificates:  As specified in the Preliminary Statement.

Accretion Direction Rule:  Not applicable.

Accrual Amount:  With respect to any Class of Accrual Certificates and any Distribution Date prior to the Accrual Termination Date, the amount allocable to interest on such Class of Accrual Certificates with respect to such Distribution Date pursuant to Section 3.04(a)(ii) or Section 3.04(b)(ii), as applicable.

Accrual Certificates:  As specified in the Preliminary Statement.

Accrual Components:  As specified in the Preliminary Statement.

Accrual Termination Date:  Not applicable.

Additional Designated Information:  As defined in Section 9.02.

Aggregate Planned Balance:  With respect to any group of Planned Principal Classes or Components and any Distribution Date, the amount set forth for such group for such Distribution Date in Schedule II hereto.

Aggregate Targeted Balance:  With respect to any group of Targeted Principal Classes or Components and any Distribution Date, the amount set forth for such group for such Distribution Date in Schedule II hereto.

Agreement:  This Trust Agreement and all amendments hereof and supplements hereto.

Allocated Underlying Net Interest Shortfalls:  As to any Distribution Date, the Underlying Net Interest Shortfalls allocated to a class of Deposited Underlying Certificates in accordance with the related Underlying Agreement in connection with distributions thereon for such Distribution Date.

Allocated Underlying Net Prepayment Interest Shortfalls:  As to any Distribution Date, the Underlying Net Prepayment Interest Shortfalls allocated to a class of Deposited Underlying Certificates in accordance with the related Underlying Agreement in connection with distributions thereon for such Distribution Date.

Allocated Underlying Realized Losses:  As to any Distribution Date, the Underlying Realized Losses allocated to a class of Deposited Underlying Certificates in accordance with the related Underlying Agreement in connection with distributions thereon for such Distribution Date.

Available Interest Funds:  As to any Distribution Date and class of Deposited Underlying Certificates, the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on such class of Deposited Underlying Certificates.

Available Principal Funds: As to any Distribution Date and class of Deposited Underlying Certificates, the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on such class of Deposited Underlying Certificates, reduced by the sum of expenses and liabilities reimbursable to the Depositor pursuant to Section 6.03 hereof and any taxes and related expenses imposed on the Trust Fund to be paid from amounts otherwise distributable to Certificateholders pursuant to Section 5.12 hereof (in each case, that have not been previously paid by a reduction of such Available Principal Funds).

Bank: As defined in Section 3.02.

BNY: The Bank of New York, a New York Banking corporation, or its successor in interest.

Book-Entry Certificate:  As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account:  Not applicable.

Certificate:  Any one of the Certificates executed by the Trustee substantially in the forms attached hereto as exhibits.

Certificate Balance:  With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof (A) plus any related Underlying Subsequent Recoveries added to the Certificate Balance of such Certificate pursuant to Section 3.04, and (B) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all related Underlying Realized Losses allocated thereto and, all other reductions in Certificate Balance (including the pro rata portion of certain expenses and liabilities reimbursable to the Depositor pursuant to Section 3.03(b) and any taxes and related expenses imposed on the Trust Fund paid pursuant to Section 3.03(c)) previously allocated thereto pursuant to Section 3.06.

Certificate Group:  The Group 1 Certificates or the Group 2 Certificates, as applicable.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage

Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.  For the purposes of this Agreement, in order for a Certificate Owner to enforce any rights hereunder, it shall first have to provide evidence of its beneficial ownership in a Certificate that is reasonably satisfactory to the Trustee or the Depositor, as applicable.

Certificate Register:  The register maintained pursuant to Section 4.02(a).

Certification Party:  As defined in Section 9.05.

Certifying Party:  As defined in Section 9.05.

Class:  All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class A-R Certificate:  Collectively, the single Certificate and the Tax Matters Person Certificate, in each case executed and countersigned by the Trustee.

Class Certificate Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class Interest Shortfall:  As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

Class Optimal Interest Distribution Amount:  With respect to any Distribution Date and interest bearing Class or, with respect to any interest bearing component, the sum of (i) one month’s interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Certificate Balance, Component Balance, Notional Amount or Component Notional Amount, as applicable, immediately prior to such Distribution Date, subject to reduction as provided in 3.04(e) and (ii) any Class Unpaid Interest Amounts for such Class or Component.

Class Unpaid Interest Amounts:  As to any Distribution Date and Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

Closing Date:  January 18, 2008.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Combination Group:  The Class or Classes of Depositable Certificates and the related Class or Classes of Exchangeable Certificates included within any particular “Combination” specified in Schedule III.

Commission:  The U.S. Securities and Exchange Commission.

Component Balance:  With respect to any Component and any Distribution Date, the Initial Component Balance thereof on the Closing Date, (A) plus any related Underlying Subsequent Recoveries added to the Component Balance of such Component pursuant to Section 3.04, (B) minus the sum of all amounts applied in reduction of the principal balance of such Component and related Underlying Realized Losses allocated thereto on previous Distribution Dates.

Component Certificates:  Not applicable.

Component Notional Amount:  Not applicable.

Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 4W, New York, New York 10286 (Attn:  Resecuritization Group, CWALT, Inc. Series  2008-1R, facsimile no. (212) 815-5705/9), and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Classes of Certificates:  Not applicable.

Delivery: When used with respect to any Distribution Account Property or Securities Account Property means delivery of such Distribution Account Property or Securities Account Property, as applicable, as follows (terms used in the following provisions that are not otherwise defined are used as defined in Article 8 of the UCC):

(1)            in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument, by:

(A)            the delivery of such certificated security or instrument to the Securities Intermediary registered in the name of the Securities Intermediary or its affiliated nominee or endorsed to the Securities Intermediary or in blank,

(B)            the Securities Intermediary continuously indicating by book-entry that such certificated security or instrument is credited to the Securities Account, and

(C)            the Securities Intermediary maintaining continuous possession of such certificated security or instrument in the State of New York;

(2)            in the case of each uncertificated security (other than a clearing corporation security), by causing:

(A)            such uncertificated security to be continuously registered on the books of the issuer thereof to the Securities Intermediary, and

(B)            the Securities Intermediary continuously indicating by book-entry that such uncertificated security is credited to the Securities Account;

(3)            in the case of each security in the custody of or maintained on the books of a clearing corporation or its nominee (a “clearing corporation security”), by causing:

(A)            the relevant clearing corporation to credit such clearing corporation security to the securities account of the Securities Intermediary, and

(B)            the Securities Intermediary continuously indicating by book-entry that such clearing corporation security is credited to the Securities Account;

(4)            in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of the Federal Reserve Bank of New York (“FRBNY”) (each such security, a “government security”), by causing:

(A)            the creation of a security entitlement to such government security by the credit of such government security to the securities account of the Securities Intermediary at the FRBNY, and

(B)            the Securities Intermediary continuously indicating by book-entry that such government security is credited to the Securities Account;

(5)            in the case of each security entitlement not governed by clauses (1) through (4) above, by:

(A)            causing a securities intermediary (x) to indicate by book-entry that the underlying “financial asset” (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Securities Intermediary’s securities account, (y) to receive a financial asset from the Securities Intermediary or acquiring the underlying financial asset for the Securities Intermediary, and in either case, accepting it for credit to the Securities Intermediary’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying financial asset to the Security Intermediary’s securities account,

(B)            the making by such securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Securities Intermediary and continuously indicating by book-entry that such securities entitlement is credited to the Securities Intermediary’s securities account, and

(C)            the Securities Intermediary continuously indicating by book-entry that such security entitlement (or all rights and property of the Securities Intermediary representing such securities entitlement) is credited to the Securities Account; and

(6)            in the case of cash or money, by:

(A)            the delivery of such cash or money to the Bank, and

(B)            the Bank’s continuously crediting such cash or money to the Distribution Account.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositable Certificates:  As specified in the Preliminary Statement.

Deposited Underlying Certificates: As set forth on Schedule I hereto.

Depositor:  CWALT, Inc., a Delaware corporation, or its successors in interest.

Depository:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Definitive Certificate:  Any definitive, fully registered Certificate.

Delay Certificates:  As specified in the Preliminary Statement.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.02 in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York in trust for registered holders of Alternative Loan Trust Resecuritization 2008-1R, Resecuritization Pass-Through Certificates, Series 2008-1R.”  Funds in, and other property credited to, the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Property:  The Distribution Account, all amounts, investments and other property held from time to time in the Distribution Account, and all proceeds of the foregoing.

Distribution Date:  The same day as each Underlying Distribution Date.

EDGAR:  The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that does not have the requisite ratings and is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) (1) if such Eligible Account is not a Pre-Funding Account or a Capitalized Interest Account, one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”) and (2) if such Eligible Account is a Pre-Funding Account or a Capitalized Interest Account, the highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “A+”) (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Chapter I, Part 9, Section 9.10(b), which has corporate trust powers, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.  In the event that the federal or state chartered depository institution or trust company maintaining an Eligible Account described in clause (i) above no longer satisfies the credit rating of S&P set forth in clause (i)(b)(1) above then the Person responsible for establishing such Eligible Account shall cause any amounts on deposit therein to be moved to another federal or state chartered depository institution or trust company satisfying such credit rating of S&P within 30 calendar days.  In the event that the federal or state chartered depository institution or trust company maintaining an Eligible Account described in clause (i) above no longer satisfies the credit rating of S&P set forth in clause (i)(b)(2) above then the Person responsible for establishing such Eligible Account shall cause any amounts on deposit therein to be moved to another federal or state chartered depository institution or trust company satisfying such credit rating of S&P within 60 calendar days.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

ES Trust:  The separate trust created under this Agreement pursuant to Section 4.07(a).

ES Trust Certificate:  Any Class of Certificates issued by the ES Trust and representing beneficial ownership of one or more uncertificated Master REMIC Interests held by such ES Trust.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports:  Any reports on Form 10-D, Form 8-K and Form 10-K required to by filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Exchange Date: As defined in Section 4.07(e).

Exchange Fee:  As defined in Section 4.07(e).

Exchangeable Certificates:  As specified in the Preliminary Statement.

Exchangeable Certificates Distribution Account:  The separate Eligible Account created and maintained by the Trustee on behalf of the ES Trust pursuant to Section 4.07(a) in the name of the Trustee for the benefit of the Holders of the Exchangeable Certificates and designated “The Bank of New York in trust for registered Holders of Alternative Loan Trust 2008-1R, Mortgage Pass-Through Certificates, Series 2008-1R.”  Funds in the Exchangeable Certificates Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Pass-Through Monitoring, or such other address as Fitch may hereafter furnish to the Depositor.

Form 10-D Disclosure Item:  With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee or any co-trustee, if such Person has actual knowledge thereof.

Form 10-K Disclosure Item:  With respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations or relationships between such Person and any Item 1119 Party.

Grantor Trust:  A trust described in section 671 of the Code, the items of income, deductions and credits of which must be included in computing the taxable income and credits of the person treated as the owner of such trust (either the grantor or other person designated under the Code).

Group 1 Certificates:  Collectively, the Class 1-A-1 and Class 1-A-2 Certificates.

Group 1 Deposited Underlying Certificates:  A 33.91% percentage interest in the Alternative Loan Trust 2007-18CB, Mortgage Pass-Through Certificates, Series 2006-18CB, Class 1-A-2 Certificates.

Group 1 Underlying Agreement:  The Pooling and Servicing Agreement, dated as of June 1, 2007, among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, related to Alternative Loan Trust 2007-18CB, Mortgage Pass-Through Certificates, Series 2007-18CB, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Group 2 Certificates:  Collectively, the Class 2-A-1, Class 2-A-2 and Class A-R Certificates.

Group 2 Deposited Underlying Certificates:  A 100.00% percentage interest in the Alternative Loan Trust 2007-19, Mortgage Pass-Through Certificates, Series 2006-19, Class 1-A-20 Certificates.

Group 2 Underlying Agreement:  The Pooling and Servicing Agreement, dated as of June 1, 2007, among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as seller, Park Granada LLC, as a seller Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, related to Alternative Loan Trust 2007-19, Mortgage Pass-Through Certificates, Series 2007-19, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Initial Class Certificate Balance:  With respect to each Class of Certificates, the Class Certificate Balance of such Class on the Closing Date.

Initial LIBOR Rate:  4.865% per annum.

Interest Accrual Period:  With respect to each Class of Delay Certificates, its corresponding Master REMIC Regular Interest and any Distribution Date, the calendar month prior to the month of such Distribution Date.  With respect to any Class of Non-Delay Certificates, its corresponding Master REMIC Regular Interest and any Distribution Date, the one month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

Interest Determination Date:  Not applicable.

Interest Rate:  Not applicable.

Investment Company Act:  The Investment Company Act of 1940, as amended.

Item 1119 Party:  The Depositor, any Underlying Certificate Seller, the Trustee and any other material transaction party, as identified in Exhibit J hereto, as updated pursuant to Section 9.04.

Latest Possible Maturity Date:  The “Latest Possible Maturity Date” as defined in each Underlying Agreement.

LIBOR:  The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 3.07.

LIBOR Certificates:  As specified in the Preliminary Statement.

Limited Exchange Act Reporting Obligations:  The obligations of the Trustee under Section 3.11(b), Section 5.10 and Section 5.08 with respect to notice and information to be provided to the Depositor and Article 9 (except Section 9.07(a)(i) and (ii)).

Majority in Interest:  As to any Class of Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  As described in the Preliminary Statement.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor.

MR-A-R Interest:  As specified in the Preliminary Statement.

Non-Delay Certificates:  As specified in the Preliminary Statement.

Notional Amount:  Not applicable.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Officers’ Certificate:  A certificate in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, (ii) not have any direct financial interest in the Depositor or in any affiliate thereof, and (iii) not be connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)  Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii)  Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Pass-Through Rate:  For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Performance Certification:  As defined in Section 9.05.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v)  an “electing large partnership” as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are Outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate:  As specified in the Preliminary Statement.

Plan:  An “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code, or any Person investing on behalf of or with plan assets (as defined in 29 CFR §2510.3-101 or otherwise under ERISA) of such an employee benefit plan or plan.

Planned Balance:  With respect to any group of Planned Principal Classes or Components in the aggregate and any Distribution Date appearing in Schedule II hereto, the Aggregate Planned Balance for such group and Distribution Date.  With respect to any other Planned Principal Class or Component and any Distribution Date appearing in Schedule II hereto, the applicable amount appearing opposite such Distribution Date for such Class or Component.

Planned Principal Class:  As specified in the Preliminary Statement.

Pre-Funding Account: Not applicable.

Prospectus:  The prospectus dated July 27, 2007 generally relating to mortgage pass-through certificates to be sold by the Depositor.

Prospectus Supplement:  The prospectus supplement, dated January 17, 2008, to the Prospectus, relating to the Offered Certificates.

Purchase Price:  The fair market value of each class of Deposited Underlying Certificates as determined based on any market quotes for identical Deposited Underlying Certificates not deposited under this Agreement (if available) or other securities regularly used to determine fair market value, but no less than the principal balance of such Deposited Underlying Certificates immediately prior to the Distribution Date of such repurchase plus unpaid interest thereon due on or prior to the Distribution Date of such repurchase (it being understood that all distributions made on such Deposited Underlying Certificates up to immediately prior to the Distribution Date of such repurchase shall be property of the Trust Fund).

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, identified as a rating agency under the Underwriter’s Exemption, as is designated by the Depositor, notice of which designation shall be given to the Trustee.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Record Date:  With respect to the first Distribution Date, the Closing Date.  With respect to each other Distribution Date, the last day of the calendar month preceding the month in which such Distribution Date occurs.

Reference Bank:  As defined in Section 3.07 hereof.

Regular Certificates:  As specified in the Preliminary Statement.

Regular Interest:  A “regular interest” (as defined in Section 860G(a)(1) of the Code) in any REMIC described in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Reportable Event:  Any event required to be reported on Form 8-K and, in any event, the following:

(a)            entry into a definitive agreement related to the Trust Fund, the Certificates, or Underlying Deposited Certificates, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)            termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement; (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)            with respect to the Trustee only, if the Trustee becomes aware of any bankruptcy or receivership with respect to the Underlying Certificate Seller, the Depositor, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d)            with respect to the Trustee and the Depositor, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

(e)            the resignation, removal, replacement, substitution of the Trustee;

(f)            [Reserved]; and

(g)            with respect to the Trustee and the Depositor, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

Reporting Subcontractor:  With respect to the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.  References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Residual Certificates:  As described in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rule 3a-7: Rule 3a-7 of the Investment Company Act, as then in effect (or any successor rule).

Sarbanes-Oxley Certification:  As defined in Section 7.05.

Securities Account:  As defined in Section 3.02 hereof.

Securities Account Property:  The Securities Account, all amounts, investments and other property held from time to time in the Securities Account, including the Deposited Underlying Certificates, and all proceeds of the foregoing.

Securities Intermediary:  As defined in Section 3.02(b) hereof.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

S&P:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.  If S&P is designated as a Rating Agency in the Preliminary Statement, the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor.

Shift Percentage:  Not applicable.

SR-A-R Interest:  Not applicable.

Startup Day:  The Closing Date.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Underlying Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Underlying Mortgage Loans under the direction or authority of the Trustee.

Subsidiary REMIC:  Not applicable.

Subsidiary REMIC Interest:  Not applicable.

Subsidiary REMIC Regular Interest:  Not applicable.

Targeted Balance:  With respect to any group of Targeted Principal Classes or Components in the aggregate and any Distribution Date appearing in Schedule II hereto, the Aggregate Targeted Balance for such group and Distribution Date.  With respect to any other Targeted Principal Class or Component and any Distribution Date appearing in Schedule II hereto, the applicable amount appearing opposite such Distribution Date for such Class or Component.

Targeted Principal Classes:  As specified in the Preliminary Statement.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and Treasury regulation § 301.6231(a)(7)1.  Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate:  The Class A-R Certificate with a Denomination of $0.01.

Transaction Documents:  This Agreement and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Underlying Deposited Certificates.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  A certificate substantially in the form of Exhibit F annexed hereto.

Transferor Affidavit:  A certificate substantially in the form of Exhibit E hereto.

Trustee:  The Bank of New York and its successors and, if a successor trustee is appointed hereunder, such successor.

Trust Fund:  The corpus of the trust created by this Agreement and evidenced by the Certificates, consisting of: (A) the Deposited Underlying Certificates, (B) all distributions thereon due to the holders of the Deposited Underlying Certificates after December 26, 2007 under the terms thereof, (C) the Distribution Account, the Securities Account and the Exchangeable Certificates Distribution Account, (D) all investment property, deposit accounts, accounts, general intangibles, money, instruments, documents and other property evidencing any and all of the foregoing, and (E) all proceeds of any and all of the foregoing.  For the avoidance of doubt, the ES Trust and the Master REMIC and the assets held or deemed held thereby shall constitute a part of the Trust Fund.

UCC:  The Uniform Commercial Code as in effect in the State of New York.

Underlying Agreement:  The Group 1 Underlying Agreement or Group 2 Underlying Agreement, as applicable.

Underlying Certificate Account:  “Certificate Account” as defined in each Underlying Agreement.

Underlying Certificate Seller:  Credit Suisse Securities (USA) LLC, a limited liability company organized under the laws of the State of Delaware, or its successors in interest.

Underlying Debt Service Reductions:  “Debt Service Reductions” as defined in each Underlying Agreement.

Underlying Distribution Date:  “Distribution Date” as defined in each Underlying Agreement.

Underlying Event of Default:  “Event of Default” as defined in each Underlying Agreement.

Underlying Liquidated Mortgage Loan:  “Liquidated Mortgage Loan” as defined in each Underlying Agreement.

Underlying Master Servicer:  Countrywide Home Loans Servicing L.P.

Underlying Net Interest Shortfalls:  “Net Interest Shortfalls” as defined in each Underlying Agreement.

Underlying Net Prepayment Interest Shortfalls:  “Net Prepayment Interest Shortfalls” as defined in each Underlying Agreement.

Underlying Realized Losses:  “Realized Losses” as defined in each Underlying Agreement.

Underlying Relief Act Reductions:  “Relief Act Reductions” as defined in each Underlying Agreement.

Underlying Senior Credit Support Depletion Date:  “Senior Credit Support Depletion Date” as defined in each Underlying Agreement.

Underlying Subsequent Recoveries:  “Subsequent Recoveries” as defined in each Underlying Agreement.

Underlying Trust:  “Trust Fund” as defined in each Underlying Agreement.

Underlying Trustee:  “Trustee” as defined in each Underlying Agreement.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Senior Certificates that is a Class of Notional Amount Certificates, if any, and (b) the remaining Voting Rights (or 100% of the Voting Rights if there is no such Class of Senior Certificates) shall be allocated to the remaining Classes of Senior Certificates in proportion to the

Class Certificate Balance of each such Class.  Each Class of Exchangeable Certificates will be allocated a proportionate share of the Voting Rights allocated to the related Class or Classes of Depositable Certificates that have been surrendered as provided in Section 4.07(e).  Voting Rights allocated to a Class of Certificates will be allocated among the Holders of the Certificates of that Class in accordance with their respective Percentage Interests.

Section 1.02     Certain Interpretive Principles.

All terms defined in this Agreement shall have the defined meanings when used in any certificate, agreement or other document delivered pursuant hereto unless otherwise defined therein.  For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate, agreement or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate, agreement or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any agreement refer to that agreement as amended from time to time; and (g) references to any Person include that Person’s permitted successors and assigns.

ARTICLE II

CONVEYANCE OF THE DEPOSITED UNDERLYING CERTIFICATES;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of the Deposited Underlying Certificates.  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Deposited Underlying Certificates with appropriate endorsements and other documentation sufficient under the applicable Underlying Agreement to transfer each such Deposited Underlying Certificate to the Trustee, including all distributions thereon due after December 26, 2007, and all proceeds of the foregoing.  Each of the Underlying Certificate Seller and the Depositor severally agrees to transfer to the Trustee (by wire transfer of immediately available funds), any amounts it receives in respect of the Deposited Underlying Certificates due thereon after December 26, 2007 on the same day it receives such funds.

The transfer of the Deposited Underlying Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.  The Underlying Certificate Seller hereby confirms that it has caused the beneficial ownership interest in the Deposited Underlying Certificates to be registered with a Depository Participant or an indirect participant in the Depository in the name of the Securities Intermediary for the benefit of the Trustee on behalf of the Certificateholders.

The Securities Intermediary hereby confirms to the Trustee that (i) the Deposited Underlying Certificates have been confirmed by the Depository to have been delivered to the Trustee (on behalf of the Certificateholders), subject to no other interests, and held with the Securities Intermediary, as a Depository Participant, in book-entry form, and (ii) the Securities Intermediary is holding such Deposited Underlying Certificate for the account of the Trustee, on behalf of the Certificateholders.  The Trustee hereby acknowledges the receipt by it and the Securities Intermediary of the Deposited Underlying Certificates and the other documents and instruments referenced above, in good faith and without actual notice of any adverse claim, and declares that it holds and will hold the Deposited Underlying Certificates and the other documents and instruments, and that it holds and will continuously hold all other assets in the Trust Fund, in each case, in the State of New York, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Trustee shall not permit the Deposited Underlying Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.  The Depositor agrees to provide to the Trustee all documents required for the transfer to the Trustee of the Deposited Underlying Certificates.

It is intended that the conveyance of the Deposited Underlying Certificates by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Deposited Underlying Certificates by the Depositor to the Trustee for the benefit of the Certificateholders.  It is, further, not intended that such conveyance be deemed a pledge of the

Deposited Underlying Certificates by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Deposited Underlying Certificates are held to be the property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Deposited Underlying Certificates, then it is intended that this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; and the Depositor hereby grants to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the Trust Fund.  The Depositor and the Trustee, at the Depositor’s direction and expense, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Deposited Underlying Certificates and other assets constituting the Trust Fund described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 2.02     Acceptance by Trustee.  The Trustee hereby confirms that it has confirmation from BNY, in its capacity as Securities Intermediary for the Trustee that (i) the Deposited Underlying Certificates in book-entry form have been confirmed by the Depository to have been delivered to the Trustee, subject to no other interests, and held in the Securities Intermediary in book-entry form, as a participant in the Depository and (ii) the Securities Intermediary is holding such Deposited Underlying Certificates in book-entry form for the account of the Trustee, as owner of the Deposited Underlying Certificates in its capacity as trustee for the Certificateholders.  The Trustee declares that it shall hold ownership interest in the Deposited Underlying Certificates in trust and shall hold all proceeds of any of the foregoing and all other rights, titles or interests of the Trustee in any asset included in the Trust Fund from time to time in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.  The Trustee agrees, for the benefit of Certificateholders, to confirm that the class designation and original principal balance with respect to the Deposited Underlying Certificates conform to the information set forth on Schedule I on the Closing Date.

Section 2.03     Representations and Warranties of the Underlying Certificate Seller.  The Underlying Certificate Seller hereby represents and warrants to the Depositor and the Trustee

(a)            With respect to the Deposited Underlying Certificates as of the Closing Date as follows:

(i)            prior to the transfer of the Deposited Underlying Certificates to the Depositor, the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind;

(ii)           the Underlying Certificate Seller has not assigned any interest in the Deposited Underlying Certificates or any distributions thereon, except as contemplated herein;

(iii)          the crediting of the Deposited Underlying Certificates to the Securities Account is sufficient to effect the transfer of all right, title and interest in the Deposited Underlying Certificates to the Trustee pursuant to Section 2.01 hereof free and clear of any lien, pledge, charge or encumbrance of any kind;

(iv)          the Deposited Underlying Certificates constitute a “securities entitlement” within the meaning of the UCC;

(v)           the Underlying Certificate Seller is not aware of any default or event of default under, or breach of any terms of, the applicable Underlying Agreement or the Deposited Underlying Certificates; and

(vi)          the information set forth on Schedule I to this Agreement is true and correct as of the Closing Date; and

(vii)         the Underlying Certificate Seller has duly authorized the crediting of the Deposited Underlying Certificates to the Securities Account.

The representations and warranties set forth in this Section 2.03(a) shall survive the transfer and assignment of the Deposited Underlying Certificates by the Depositor to the Trustee up to and including the Distribution Date in January 2008.  Upon discovery by the Underlying Certificate Seller, the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties with respect to a Deposited Underlying Certificate which materially and adversely affects the interests of the related Certificateholders in such Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor or the Trustee shall give prompt written notice to the other parties and to the related Certificateholders.  If such notice is given or received on or prior to the Distribution Date in January 2008, the Underlying Certificate Seller shall cure such breach in all material respects or, if such breach cannot be cured, the Underlying Certificate Seller shall repurchase the Deposited Underlying Certificates from the Trustee on the Distribution Date immediately following the date on which the Underlying Certificate Seller is so directed by Holders of a Majority in Interest of the related Class or Classes of Regular Certificates.  Any such repurchase of the Deposited Underlying Certificates by the Underlying Certificate Seller shall be accomplished on the Distribution Date of repurchase, by the payment on the Business Day prior to such Distribution Date by the Underlying Certificate Seller to the Trustee of an amount equal to the applicable Purchase Price.  The payment of the applicable Purchase Price shall be considered a prepayment in full of such Deposited Underlying Certificates and shall be delivered to the Trustee for deposit in the Distribution Account in accordance with the provisions of Section 3.02 hereof.  Upon such deposit into such Distribution Account, the repurchased Deposited Underlying Certificates shall be released to the Underlying Certificate Seller, and the Trustee and the Depositor shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested and provided by the Underlying Certificate Seller to vest in the Underlying Certificate Seller, or its designee or assignee, title to the Deposited Underlying Certificates repurchased pursuant hereto.  The obligation of the Underlying Certificate Seller to cure such breach of representations and warranties or effect such repurchase of the Deposited Underlying Certificates shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

(b)            With respect to the Underlying Certificate Seller:

(i)            The Underlying Certificate Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform this Agreement.

(ii)           This Agreement has been duly authorized, executed and delivered by the Underlying Certificate Seller and constitutes the legal, valid and binding agreement of the Underlying Certificate Seller, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iii)          Neither the execution nor the delivery of this Agreement nor the issuance, delivery and sale of the Certificates, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms of this Agreement or the Certificates will result in the breach of any term or provision of the certificate of formation or the limited liability company agreement of the Underlying Certificate Seller or resolutions of the Underlying Certificate Seller or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Underlying Certificate Seller is a party or by which it is bound, or any statute, order or regulation applicable to the Underlying Certificate Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Underlying Certificate Seller.

(iv)          There are no actions or proceedings against, or investigations of, the Underlying Certificate Seller pending, or, to the knowledge of the Underlying Certificate Seller, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, or (C) which might materially and adversely affect the validity or enforceability of this Agreement or the Certificates.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the Trust Fund to the Trustee.  Upon discovery by the Underlying Certificate Seller, the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which breach materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties and to the Rating Agencies.

Section 2.04     Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Trustee as of the Closing Date as follows:

(i)            The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform this Agreement.

(ii)            This Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iii)           Neither the execution nor the delivery of this Agreement nor the issuance, delivery and sale of the Certificates, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms of this Agreement or the Certificates will result in the breach of any term or provision of the charter or by-laws of the Depositor or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

(iv)           There are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, or (C) which might materially and adversely affect the validity or enforceability of this Agreement or the Certificates.

(v)            This Agreement creates a valid and continuing security interest in the Deposited Underlying Certificates in favor of the Trustee, on behalf of the Trust Fund, which security interest is prior to all other liens and is enforceable as such as against creditors and purchasers from the Depositor.

(vi)           Immediately before the assignment of the Deposited Underlying Certificates to the Trustee, the Depositor had good and marketable title to such Deposited Underlying Certificates free and clear of any lien, claim, encumbrance of any Person. The Depositor has received all consents and approvals required by the terms of the Deposited Underlying Certificates to the transfer to the Trustee of its interest and rights in the Deposited Underlying Certificates.

(vii)          The Distribution Account constitutes a “deposit account” (as defined in Section 9-102(a)(29) of the UCC). The Securities Account constitutes a “securities account” (as defined in Section 8-501(a) of the UCC). The Deposited Underlying Certificates have been credited to the Securities Account.  The Securities Intermediary has agreed to treat all assets credited to the Securities Account as “financial assets” (as defined in Section 8-102(a)(9) of the UCC).

(viii)         This Agreement is an agreement pursuant to which the Securities Intermediary or the Bank, as the case may be, has agreed to comply with all instructions or directions originated by the Trustee relating to the Distribution Account and the Securities Account without further consent by the Depositor.

(ix)            Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Deposited Underlying Certificates. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Deposited Underlying Certificates. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(x)            The Depositor is not aware of any default or event of default under, or breach of any terms of, the Underlying Agreements or the Deposited Underlying Certificates.

(xi)            Neither the Distribution Account nor the Securities Account is in the name of any person other than the Trustee. The Depositor has not consented to the compliance by the Securities Intermediary of the Securities Account with entitlement orders of any person other than the Trustee.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Trust Fund to the Trustee.  Upon discovery by the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which breach materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other party and to the Rating Agencies.

The parties to this Agreement shall not waive any of the representations set forth in clauses (v) and (vii) through (xi) in this Section 2.04 without obtaining a confirmation of the then-current ratings of the Certificates.

Section 2.05     Issuance of Certificates.  The Trustee acknowledges the receipt by it of the Deposited Underlying Certificates and concurrently with such receipt, the Trustee has duly executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations and registered in such names as the Depositor has directed in writing.

Section 2.06     REMIC Matters.  The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate.  Each REMIC’s fiscal year shall be the calendar year.

Section 2.07     Presentation for Transfer.  On the Closing Date, the Underlying Certificate Seller, the Depositor and/or the Trustee (as appropriate) shall present the documents described in Section 2.01 for registration of transfer of the Deposited Underlying Certificates to the Trustee, pursuant to the requirements under each Underlying Agreement.

ARTICLE III

ADMINISTRATION OF THE TRUST FUND;
PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

Section 3.01     Defaults by the Underlying Trusts.  In connection with its receipt of any distribution on the Deposited Underlying Certificates on any Distribution Date, if (i) the amount of any distribution varies from the amount due thereon pursuant to the terms of the applicable Underlying Agreement, (ii) the Trustee shall not have received a distribution by the close of business on such Distribution Date, or (iii) a Responsible Officer of the Trustee shall gain actual knowledge of any default under the applicable Underlying Agreement, the Trustee shall promptly notify the Depositor, the Underlying Certificate Seller and the Certificateholders, and shall, subject to the provisions of Article V hereof, pursue such remedies as may be available to it as holder of such Deposited Underlying Certificates in accordance with the terms of the applicable Underlying Agreement.

Section 3.02     Distribution Account and Securities Account.  (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain an account (the “Distribution Account”) at the Bank, which shall be an Eligible Account, entitled “CWALT 2008-1R Distribution Account.” The Distribution Account shall be maintained as a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), bearing a designation clearly indicating that the account and all funds deposited in it are held for the exclusive benefit of the Certificateholders.  All amounts on deposit in the Distribution Account shall remain uninvested.  The Bank of New York (“BNY”) hereby confirms the following with respect to the Distribution Account: (A) the Distribution Account shall be established and maintained as a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), (B) BNY is an organization engaged in the business of banking and is acting in such capacity (in such capacity, the “Bank”) in maintaining the Distribution Account and (C) the Trustee is the Bank’s sole “customer” (within the meaning of Section 9-104 of the UCC) with respect to the Distribution Account (other than the Securities Account).  Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Bank shall receive any instructions originated by the Trustee directing the disposition of funds in the Distribution Account, the Bank shall comply with such instructions without further consent by the Depositor, the Underlying Certificate Seller or any other Person.  Notwithstanding anything to the contrary, the Bank’s “jurisdiction” (within the meaning of Section 9-304 of the UCC) is the State of New York.

The Distribution Account Property shall be Delivered to the Securities Intermediary in accordance with the definition of “Delivery.”

(b)            By the date of this Agreement, (A) the Trustee shall establish an account (the “Securities Account”) which shall be established and maintained as a “securities account” as defined in Section 8-501 of the UCC to which financial assets are or may be credited, entitled “CWALT 2008-1R Securities Account” and BNY shall act in the capacity of a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC (in such capacity, the “Securities Intermediary”) with respect to the Securities Account, and (B) the Securities Intermediary shall treat the Trustee as the sole “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of the Securities Account and the sole Person entitled to exercise the rights that comprise any financial asset credited to the Securities Account.

The Securities Account Property, including the Deposited Underlying Certificates, shall be Delivered to the Securities Intermediary in accordance with the definition of “Delivery.”

(c)            Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Securities Intermediary shall receive any notifications or entitlement orders from the Trustee directing it to transfer or redeem any financial asset or other property relating to the Securities Account, the Securities Intermediary shall comply with such notification or other entitlement order without further consent by the Depositor or any other Person. Notwithstanding anything to the contrary, the Securities Intermediary’s jurisdiction (as defined in Section 8-110(e) of the UCC) shall be the State of New York.

(d)            The Trustee shall upon receipt deposit in the Distribution Account the following payments and collections in respect of the Deposited Underlying Certificates:

(i)            all distributions due and received on the Deposited Underlying Certificates after December 26, 2007; and

(ii)            any amount required to be deposited in the Distribution Account pursuant to Section 2.03(a) hereof in connection with the repurchase of a Deposited Underlying Certificate by the Underlying Certificate Seller.

(e)            Upon a determination by the Trustee that the final distribution shall be made in respect of a Deposited Underlying Certificate, the Trustee shall take such steps as may be necessary in connection with the final payment thereon in accordance with the terms and conditions of the applicable Underlying Agreement. The Trustee shall promptly deposit in the Distribution Account the final distribution received upon presentment and surrender of the affected Deposited Underlying Certificate.

(f)            The Depositor shall give notice to the Trustee, the Underlying Certificate Seller and each Rating Agency of any proposed change of the location of the Distribution Account or the Securities Account prior to any change thereof.

(g)            If the Bank or the Securities Intermediary has or subsequently obtains by agreement, operation of law, or otherwise a security interest in the Distribution Account or the Securities Account, each of the Bank and the Securities Intermediary hereby agrees that the security interest shall be subordinate to the security interest of the Trustee for the benefit of the Certificateholders.

Section 3.03     Permitted Withdrawals From the Distribution Account.  The Trustee may from time to time withdraw funds from the Distribution Account for the following purposes:

(a)            to make payments to Certificateholders in the amounts and in the manner provided in Section 3.04;

(b)            to reimburse the Depositor for expenses incurred by and reimbursable to the Depositor with respect to each REMIC hereunder pursuant to Section 6.03;

(c)            to pay any taxes imposed upon each REMIC hereunder, as provided in Section 5.12; and

(d)            to clear and terminate the Distribution Account upon the termination of the Trust Fund.

Section 3.04     Distributions.

(a)            (1)            On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Interest Funds from the Group 1 Deposited Underlying Certificates for such Distribution Date and apply such funds to the distributions of interest on the Group 1 Certificates, in the following order:

(i)            concurrently to each Class of Group 1 Certificates, an amount equal to the related Class Optimal Interest Distribution Amount for each such Class of Certificates, any shortfall being allocated pro rata among such Classes based on their respective Class Optimal Interest Distribution Amounts before reductions for such shortfalls; and

(ii)            [Reserved].

(2)            On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Principal Funds from the Group 1 Deposited Underlying Certificates for such Distribution Date and apply such funds to distributions in respect of principal on the Group 1 Certificates, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

(b)            (1)            On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Interest Funds from the Group 2 Deposited Underlying Certificates for such Distribution Date and apply such funds to the distributions of interest on the Group 2 Certificates, in the following order:

(i)            concurrently to each Class of Group 2 Certificates, an amount equal to the related Class Optimal Interest Distribution Amount for each such Class of Certificates, any shortfall being allocated pro rata among such Classes based on their respective Class Optimal Interest Distribution Amounts before reductions for such shortfalls; and

(ii)            [Reserved].

(2)            On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Principal Funds from the Group 2 Deposited Underlying Certificates for such Distribution Date and apply such funds to distributions in respect of principal on the Group 2 Certificates, in the following order:

(A)            to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(B)            concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

If any Class of Depositable Certificates has been surrendered to the Trustee for Exchangeable Certificates, the Trustee, as holder of such surrendered Depositable Certificates, shall deposit any amounts distributable to such Class of Depositable Certificates in this Section 3.04(b) into the Exchangeable Certificates Distribution Account and shall distribute such amounts to the Holders of the related Class of Exchangeable Certificates pursuant to Section 4.07(b).

(c)            [Reserved].

(d)            On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced by such Class’s pro rata share (based on interest then due and payable to such Class) of the related Allocated Underlying Net Interest Shortfalls for such Distribution Date.

(e)            If Underlying Subsequent Recoveries have been received with respect to an Underlying Liquidated Mortgage Loan and are applied to increase the Class Certificate Balance of the related Deposited Underlying Certificates, that amount will be applied pro rata to increase the Class Certificate Balance of each Class of Certificates in the related Certificate Group to which Realized Losses have been allocated, but in each case by not more than the amount of related Underlying Realized Losses previously allocated to that Class of Certificates pursuant to Section 3.06. Holders of such Certificates will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied pro rata to the Certificate Balance of each Certificate of such Class.

Section 3.05     [Reserved].

Section 3.06     Allocation of Realized Losses.

(a)            On or prior to the beginning of the second Business Day prior to each Distribution Date, the Trustee shall determine the total amount of Allocated Underlying Realized Losses with respect to each class of Deposited Underlying Certificates for such Distribution Date. The Trustee shall make such determination on the basis of amounts on deposit in each Underlying Certificate Account (which Underlying Certificate Accounts it holds as Underlying Trustee) or on the basis of the agreement referred to in the last sentence of Section 5.07.

(b)            Allocated Underlying Realized Losses on the Group 1 Deposited Underlying Certificates with respect to any Distribution Date shall be allocated sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Allocated Underlying Realized Losses on the Group 2 Deposited Underlying Certificates with respect to any Distribution Date shall be allocated sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

(c)            Any Allocated Underlying Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 3.06(b) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

(d)            Any allocation of Allocated Underlying Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate, pursuant to Section 3.06(a) above shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

Section 3.07     Determination of Pass-Through Rates for LIBOR Certificates.

(a)            On each Interest Determination Date so long as any Certificates that have a Pass-Through Rate calculated by reference to LIBOR are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as quoted on the Bloomberg Terminal as of each LIBOR Determination Date.

(b)            If on any Interest Determination Date, LIBOR cannot be determined as provided in paragraph (A) of this Section 4.08, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available. LIBOR for the next Interest Accrual Period will be established by the Trustee on each interest Determination Date as follows:

(i)            If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next applicable Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii)            If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the

Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

(iii)            If on any Interest Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the related Classes of Certificates shall be LIBOR as determined on the preceding applicable Interest Determination Date. If on the initial LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided above, LIBOR for the next Interest Accrual Period will be the Initial LIBOR Rate.

Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date.  The Underlying Certificate Seller initially shall designate the Reference Banks.  Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London.  If any such Reference Bank should be unwilling or unable to act as such or if the Underlying Certificate Seller should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank.  The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

(c)            The Pass-Through Rate for each Class of Certificates, which has a Pass-Through Rate that is calculated by reference to LIBOR, for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the Class Certificate Balance of any such Class is greater than zero, on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time.  The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee’s selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 3.07.

The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 3.08     Monthly Statements to Certificateholders.  Concurrently with each distribution on a Distribution Date, the Trustee will forward by electronic delivery to each Rating Agency and make available to Certificateholders on the Trustee’s website (http://www.bnyinvestorreporting.com) a statement generally setting forth the information contained in Exhibit G hereto.  Such statement shall also indicate whether any exchanges of Exchangeable Certificates or Depositable Certificates have occurred since the immediately preceding Distribution Date and, if applicable, the Class designation, Class Certificate Balance or Notional Amount and Pass-Through Rate of any Classes of Certificates that were received by a Certificateholder as a result of such exchange as well as any Underlying Net Prepayment Interest Shortfalls and Underlying Realized Losses allocated to such Certificates as a result of such exchange.

In addition, the Trustee will make available to Certificateholders on its website copies of the statements received by the Trustee as the holder of the Deposited Underlying Certificates on behalf of the Trust Fund.

Certificateholders and other parties that are unable to use the Trustee’s website are entitled to have paper copies of these statements mailed to them via first class mail by contacting the Trustee and indicating such.

Within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to satisfy any requirements of the Code, the REMIC Provisions and regulations thereunder as from time to time are in force.  For purposes of this Section 3.08, the Trustee’s duties are limited to the extent that adequate information is reasonably available to the Trustee as described herein.

Section 3.09     Reports of the Trustee; Distribution Account.  Upon written request of a Certificateholder or Certificate Owner and at the expense of such Certificateholder or Certificate Owner, the Trustee shall make available to Certificateholders or Certificate Owners within 15 days after the date of receipt of such request a statement setting forth the status of the Distribution Account as of the close of business on the last day of the calendar month immediately preceding such request, and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Distribution Account.

Section 3.10     Access to Certain Documentation and Information.  The Trustee shall provide the related Certificateholders or Certificate Owners with access to a copy of each report, if any, received by it as holder of the Deposited Underlying Certificates under an Underlying Agreement.  The Trustee shall also provide the Depositor and the Underlying Certificate Seller with access to any such report and to all written reports, documents and records required to be maintained by the Trustee in respect of its duties hereunder.  Such access shall be afforded without charge but only upon reasonable request evidenced by prior written notice received by the Trustee two Business Days prior to the date of such proposed access and during normal business hours at offices designated by the Trustee.

Section 3.11     Annual Statement as to Compliance.

The Trustee shall deliver to the Depositor on or before March 15 of each year, commencing with its 2009 fiscal year, an Officer’s Certificate substantially in the form of Exhibit L stating, as to the signer thereof, that (i) a review of the activities of the Trustee during the preceding calendar year (or applicable portion thereof) and of the performance of the Trustee under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Trustee has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Trustee shall cause each Subcontractor, if any, to deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2009 fiscal year, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of such Subcontractor during the preceding calendar year (or applicable portion thereof) and of the performance of the Subcontractor under the applicable agreement, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Subcontractor has fulfilled all its obligations under the applicable agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Trustee shall forward a copy of each such statement to each Rating Agency.

ARTICLE IV

THE CERTIFICATES

Section 4.01     The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 7.01 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 4.02     Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)            The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 4.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any

Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)            [Reserved].

(c)            No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Residual Certificate such requirement is satisfied only by the Trustee’s receipt of a Representation Letter from the Transferee substantially in the form of Exhibit F to the effect that (x) such transferee is not a Plan or (y) in the case of a Certificate that is an ERISA-Restricted Certificate and that has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, in the event the representation letter or opinion of counsel referred to in the preceding sentence is not so furnished, none of the representations in clause (i), as appropriate, shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquiror’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of or transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 4.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(d)            Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)            Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)           Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Residual Certificate to, an affiliate of the Depositor or the Underlying Certificate Seller (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit F.

(iii)          Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and to provide to the Trustee a certificate substantially in the form attached hereto as Exhibit E stating that it has no knowledge that such Person is not a Permitted Transferee.

(iv)          Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 4.02(d) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 4.02(d), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 4.02(c) and this Section 4.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 4.02(d) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Underlying Certificate Seller or the Depositor, to the effect that the elimination of such restrictions will not cause each REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(e)            The preparation and delivery of all certificates and opinions referred to above in this Section 4.02(e) in connection with transfer shall be at the expense of the parties to such transfers.

(f)            Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the

Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Underlying Event of Default, the Certificate Owners representing at least 51% of the aggregate Class Certificate Balance of the related Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that continuation of the book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all such Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to such Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 4.03     Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 4.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 4.04     Persons Deemed Owners.

The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Depositor, the Trustee nor any agent of the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 4.05     Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders and/or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder and/or Certificate Owner, by receiving and holding a Certificate or beneficial interest therein, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 4.06     Maintenance of Office or Agency.  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

Section 4.07     Depositable and Exchangeable Certificates.

(a)            On the Closing Date, there is hereby established a separate trust (the “ES Trust”), which shall be a Grantor Trust for federal income tax purposes.  The ES Trust shall be maintained by the Trustee in its name, for the benefit of the Holders of the Certificates.  The assets of the ES Trust shall consist of the uncertificated Master REMIC Interests, which have been placed in the ES Trust through the efforts of the Underwriter.  The Master REMIC Interests in the ES Trust shall be held by the Trustee.  On the Closing Date, the ES Trust shall issue the several Classes of Certificates.  Each Class of Exchangeable Certificates shall be issued on the Closing Date with a Class Certificate Balance of zero.  Upon the sale of the Certificates on the Closing Date, the Exchangeable Certificates shall be placed with the Trustee through the efforts of the Underwriter to be held to facilitate the exchange of Depositable and Exchangeable Certificates on and after the Closing Date.  Among the Depositable and Exchangeable Certificates, the beneficial interest of the uncertificated Master REMIC Interests shall be represented by the related Depositable Certificates until such Depositable Certificates have been exchanged for Exchangeable Certificates, at which time, such Exchangeable Certificates shall represent those uncertificated Master REMIC Interests.

The Trustee, as trustee of the ES Trust, shall establish and maintain, on behalf of the Holders of the Exchangeable Certificates, the Exchangeable Certificates Distribution Account.  All funds on deposit in the Exchangeable Certificates Distribution Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

On each Distribution Date, the Trustee, as holder of any surrendered Depositable Certificates, shall deposit in the Exchangeable Certificates Distribution Account any amounts distributable to the surrendered Depositable Certificates pursuant to Section 3.04.  For the avoidance of doubt, if on any Distribution Date no Classes of Depositable Certificates have been surrendered or if all Classes of Exchangeable Certificates have been exchanged for Depositable Certificates according to Section 4.07(e), then no amounts will be deposited in the Exchangeable Certificates Deposit Account on such Distribution Date.

On each Distribution Date, the Trustee shall make withdrawals from the Exchangeable Certificates Distribution Account to make distributions to the Classes of Exchangeable Certificates then entitled to distributions pursuant to Section 4.07(b).

Funds in the Exchangeable Certificates Distribution Account shall remain uninvested.

(b)            On each Distribution Date, the Trustee shall withdraw funds on deposit in the Exchangeable Certificates Distribution Account on deposit therein from distributions to the surrendered Depositable Certificates for such Distribution Date and distribute such amount to the Holders of each related Class of Exchangeable Certificates. Amounts related to interest distributed to the surrendered Depositable Certificates shall be distributed as interest to the related Class or Classes of Exchangeable Certificates pursuant to Section 3.04(b)(2). All distributions of principal to the Exchangeable Certificates shall be made pro rata among the Classes of Exchangeable Certificates within each Combination Group unless specifically provided for otherwise in Schedule III. All distributions that are made with respect to a particular Class of Exchangeable Certificates shall be made pro rata among all Certificates of such Class in proportion to their respective Class Certificate Balances or Notional Amounts.

In addition, the Trustee may from time to time make withdrawals from the Exchangeable Certificates Distribution Account for the following purposes:

(i)            to withdraw any amount deposited in the Exchangeable Certificates Distribution Account and not required to be deposited therein; and

(ii)           to clear and terminate the Exchangeable Certificates Distribution Account upon the termination of this Agreement.

(c)           On each Distribution Date on which a Class of Exchangeable Certificates shall be entitled to receive distributions pursuant to Section 4.07(b), such Class shall be allocated a proportionate share of the Underlying Net Prepayment Interest Shortfalls, the interest portion of any Underlying Debt Service Reductions and Underlying Relief Act Reductions allocable to the Classes of Depositable Certificates in the related Combination Group.

(d)            On each Distribution Date on which a Class of Exchangeable Certificates shall be entitled to receive distributions pursuant to Section 4.07(b), such Class shall be allocated a proportionate share of the Underlying Realized Losses allocable to the Classes of Depositable Certificates in the related Combination Group.

(e)            Upon the presentation and surrender of the Depositable Certificates, the Holder thereof transfers, assigns, sets over and otherwise conveys to the Trustee of the ES Trust, all of such Holder’s right, title and interest in and to such Depositable Certificates, including all payments of interest thereon received after the month of the exchange.  The Trustee on behalf of the ES Trust shall furnish written acknowledgement to the Holder of such surrendered Certificate of the transfer and assignment to it of such Depositable Certificates.

At the request of the Holder of a Class or Classes of Depositable Certificates, and upon the surrender of such Depositable Certificates, the Trustee shall deliver such Exchangeable Certificates as set forth in such Combination Group in the respective Denominations determined based on the proportion that the initial Class Certificate Balance or initial Notional Amounts of such Exchangeable Certificates bear to the initial Class Certificate Balances of the Depositable Certificates, as set forth in Schedule III, which shall represent in the aggregate, the entire beneficial ownership of the Master REMIC Interests related to such surrendered Certificates.  In addition, at the request of the Holder of a Class or Classes of Exchangeable Certificates, and upon the surrender of such Exchangeable Certificates, the Trustee shall exchange such Exchangeable Certificates for another Class or Classes of Exchangeable Certificates or the related surrendered Depositable Certificates, as set forth in Schedule III.  There shall be no limitation on the number of exchanges authorized pursuant to this Section 4.07.

Holders may exchange their Certificates according to this Section 4.07(e) by (i) providing notice to the Trustee no later than three (3) Business Days prior to the date on which the Holder wishes to make such exchange (the “Exchange Date”), which Exchange Date is subject to the Trustee’s approval and shall not be the first or last Business Day of the month, (ii) remitting the Exchange Fee, as determined in the next paragraph, to the Trustee and (iii) remitting the beneficial interest in the Depositable Certificates or the Exchangeable Certificates, as applicable, to the Trustee.  Any such notice to the Trustee (A) may be provided to the Trustee by email at cwmacrs@bankofny.com or by telephone at (800) 254-2826, (B) must include (i) the Certificateholder’s letterhead, (ii) a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: (a) the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, (b) the outstanding Class Certificate Balance or Notional Amount and the initial Class Certificate Balance or initial Notional Amount of the Certificates to be exchanged, (c) the Certificateholder’s DTC participant number and (d) the proposed Exchange Date, and (C) is irrevocable beginning on the second Business Day prior to the Exchange Date.  Such exchange will be completed by the Trustee upon the receipt by the Trustee of the Exchange Fee and the beneficial interest in the Depositable Certificates or the Exchangeable Certificates, as applicable.

The preparation of all Certificates referred to in this Section 4.07(e) in connection with an exchange shall be at the expense of the parties to such exchanges.  For each exchange, the Certificateholder must pay the Trustee a fee (the “Exchange Fee”) equal to 1/32 of 1% of the current Class Certificate Balance of the Certificates to be exchanged but in no event shall the fee be less than $2,000 or greater than $25,000.

ARTICLE V

CONCERNING THE TRUSTEE

Section 5.01     Duties of Trustee.

The Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 5.02     Certain Matters Affecting the Trustee.  Except as otherwise provided in Section 5.01:

(i)            the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)           the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)          the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates entitled to not less than 25% of the Voting Rights evidenced by each Class of Senior Certificates;

(v)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

(vi)          the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)         the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(viii)        whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate; and

(ix)           the Trustee shall not be deemed to have notice of any breach by the Underlying Certificate Seller of any representation, warranty or covenant or any default or event of default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or breach is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement.

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of such Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 5.03     Trustee Not Liable for Certificates or Deposited Underlying Certificates.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Underlying Certificate Seller, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Deposited Underlying Certificates  or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or the Underlying Certificate Seller of any funds paid to the Depositor or the Underlying Certificate Seller in respect of the Deposited Underlying Certificates.

Section 5.04     Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 5.05     Trustee’s Fees and Expenses.  The Trustee acknowledges that on the Closing Date it will receive as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder and for reimbursement of certain expenses (including, for the first sixteen tax years of the Trust Fund, REMIC tax preparation expenses), payment of a mutually agreed upon one time fee from the Underlying Certificate Seller.  In the event of the resignation or removal of the Trustee pursuant to the terms of this Agreement, such Trustee will transfer, deliver and otherwise convey a pro rated portion of such payment to the successor Trustee as compensation to the successor trustee.

Section 5.06     Indemnification of the Trustee.  The Underlying Certificate Seller hereby covenants and agrees to indemnify the Trustee and any director, officer, employee, or agent of the Trustee for and to hold them harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including, without limitation, any losses, liabilities, damages, claims or expenses arising from the failure of the Underlying Certificate Seller to perform its obligations in accordance with the provisions of this Agreement or of defending itself against any claim or liability in connection with the exercise or performance of any powers or duties hereunder), other than those resulting from the negligence or bad faith in the performance of any of the Trustee’s duties hereunder or by reason of reckless disregard of the Trustee’s obligations and duties hereunder; provided, however, that the Underlying Certificate Seller will not indemnify the Trustee, in its capacity as Underlying Trustee of an Underlying Trust, for any loss, liability or expense incurred by the Underlying Trustee in connection with that Underlying Trust.  Such indemnification shall survive the termination of this Agreement and the Trust Fund created hereby or the resignation or removal of the Trustee pursuant to the terms hereof.

Section 5.07     Eligibility Requirements for Trustee.  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce or withdraw their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction as evidenced in writing by each rating agency).  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.08 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates and with the Underlying Certificate Seller and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Underlying Certificate Seller.  The Trustee hereunder shall at all times be the same Person as the Underlying Trustee or shall have an agreement with the Underlying Trustee to have access to the information relating to the Underlying Certificate Account in order to enable the Trustee to perform its duties under Section 3.06(a).

Section 5.08     Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Underlying Certificate Seller and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 5.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 5.09 meeting the qualifications set forth in Section 5.07.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.07 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee or (iv) during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under this Agreement, including the preceding paragraph, Section 5.09 or Article IX and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), the Depositor or the Master Servicer, or in the case of clause (iv), the Depositor, may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights evidenced by the Senior Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed, together with a written description of the basis of such removal.  Notice of any removal of the Trustee shall be given to each Rating Agency and the Underlying Certificate Seller by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 5.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.09 hereof.

Section 5.09     Successor Trustee.

Any successor trustee appointed as provided in Section 5.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Depositor an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 5.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.07 hereof, its appointment shall not adversely affect the then current rating of the Certificates and such successor trustee has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 5.10     Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Section 5.11     Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 5.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 5.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            To the extent necessary to effectuate the purposes of this Section 5.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Depositor hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)           No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iii)          The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 5.12     Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the tax status of any REMIC; (h) pay, from the sources specified in the third paragraph of this Section 5.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor and the Underlying Certificate Seller shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Deposited Underlying Certificates.  Thereafter, the Depositor and the Underlying Certificate Seller shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  The Underlying Certificate Seller hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor or the Underlying Certificate Seller to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC hereunder as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon the REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Depositor, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Depositor of any of its obligations under this Agreement, (iii) the Underlying Certificate Seller, if any such tax arises out of or results from the Underlying Certificate Seller’s obligation to repurchase the Deposited Underlying Certificates pursuant to Section 2.03 or (iv) in all other cases, or in the event that the Trustee, the Depositor or the Underlying Certificate Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.03.

For federal income tax purposes the Trustee shall treat the ES Trust as a Grantor Trust and shall treat each Holder of an ES Trust Certificate as the owner of the individual, underlying assets represented by such ES Trust Certificate.  In addition, to the fullest extent possible, ownership of an ES Trust Certificate shall be treated as direct ownership of the individual, underlying assets represented by such ES Trust Certificate for federal income tax reporting purposes.

ARTICLE VI

THE DEPOSITOR

Section 6.01     Liability of the Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02     Merger, Consolidation or Conversion of the Depositor.  The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement to perform its duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03     Limitation on Liability of the Depositor and Others.  None of the Depositor, or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account.

ARTICLE VII

TERMINATION

Section 7.01     Termination.

Subject to Section 7.03, the obligations and responsibilities of the Depositor, the Underlying Certificate Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the later of (i) a termination of each of the Underlying Trusts pursuant to Article IX of each Underlying Agreement, (ii) the receipt of the final distribution to be made on the Deposited Underlying Certificates in accordance with the terms and conditions of the Underlying Agreements and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date.

The ES Trust shall terminate automatically upon termination of the Trust Fund.

Section 7.02     Final Distribution on the Certificates.

If the Trustee receives notice that an Underlying Trust is to be terminated in accordance with the terms of the related Underlying Agreement, notice shall be given by the Trustee to the related Certificateholders as promptly as practicable thereafter.

Notice of any termination of an Underlying Trust, specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to such Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution and not later than as promptly practicable after the Trustee receives notice that the Underlying Trust is to be terminated in accordance with the terms of the related Underlying Agreement.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified.  The Trustee will also give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon the final distribution with respect to the Trust Fund, the Trustee shall promptly release to the Holder of the Class A-R Certificate the Deposited Underlying Certificates.

Upon presentation and surrender of Certificates in a Certificate Group for payment of the final distribution and cancellation, the Trustee shall cause to be distributed to the Certificateholders of each Class in that Certificate Group, in the order set forth in Section 3.04 hereof, on the final Distribution Date in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account with respect to the related Deposited Underlying Certificates (other than the amounts retained to meet claims) after application pursuant to clause (i) above.  Notwithstanding the reduction of the Class Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, the Underlying Certificate Seller, and the Trustee hereunder in accordance with Article VII.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholder shall be entitled to all unclaimed funds and other assets in respect thereof which remain subject hereto.

Section 7.03     Additional Termination Requirements.

(a)            Upon the receipt of the final distribution to be made on the remaining class of Deposited Underlying Certificates in accordance with the terms and conditions of the related Underlying Agreement, the Holder of the Class A-R Certificate shall cause the Trust Fund to be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Holder of the Class A-R Certificate, to the effect that the failure to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)            Upon receipt of the notice given pursuant to such Underlying Agreement, but in no event later than 90 days prior to the final related Underlying Distribution Date set forth in the notice given by the Master Servicer in accordance with the terms of such Underlying Agreement, the Trustee shall prepare, at the expense of the “tax matters person,” and adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

(2)            Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Holder of the Class A-R Certificate for cash in accordance with Section 7.01.

(b)            The Trustee as agent for any REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Holder of the Class A-R Certificate, and the receipt of the Opinion of Counsel referred to in Section 7.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Holder of the Class A-R Certificate.

(c)            By their acceptance of the Certificates, the Holders thereof hereby authorize the Holder of the Class A-R Certificate to prepare and the Trustee to adopt and sign a plan of complete liquidation.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01     Amendment.  This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake; (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein; (iii) to conform this Agreement to the Prospectus and Prospectus Supplement provided to investors in connection with the initial offering of the Certificates; (iv) to add to the duties of the Depositor; (v) to modify, alter, amend, add, or to rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; (vi) to add any other provisions with respect to matters or questions arising hereunder; or (vii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clauses (vi) or (vii) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the Trust created by this Agreement may be made without the consent of a Majority in Interest of each Class of Certificates affected by such amendment.  Each party to this Agreement hereby agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.  The Trustee and the Depositor also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Underlying Certificate Seller (which will not be unreasonably withheld) and the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66 2/3% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Any amendment made pursuant to either of the preceding two paragraphs that materially and adversely affects the rights of the Underlying Certificate Seller shall not be made without the prior written consent of the Underlying Certificate Seller.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund) satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 8.01.

Section 8.02     Action Under and Conflicts With an Underlying Agreement.  Subject to the terms hereof, in the event that there shall be any matters arising under an Underlying Agreement which require the vote or direction of the holders of the related Deposited Underlying Certificates, the Trustee, as holder of such Deposited Underlying Certificates, shall vote the Deposited Underlying Certificates in accordance with instructions received from Holders of a Majority in Interest of the related Class of Regular Certificates.  In the absence of any such instructions, the Trustee shall not vote; provided, however, that, notwithstanding the absence of such instructions, in the event a required distribution pursuant to an Underlying Agreement shall not have been made, the Trustee shall, subject to the provisions of Article V hereof, pursue such remedies as may be available to it as holder of the related Deposited Underlying Certificates in accordance with the terms of such Underlying Agreement.

Section 8.03     Recordation of Agreement.  This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdiction in which any or all of the properties subject to the underlying mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.04     Certain REMIC Matters.  The Depositor, upon request, shall promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee’s preparation of all Tax Returns of each REMIC hereunder or to enable the Trustee to respond to reasonable requests for information made by related Certificateholders in connection with tax matters.

Section 8.05     Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless there shall have been a failure to pay amounts due under this Agreement to the Certificateholders and the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 8.05, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.06     Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.07     Notices.  a)  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;

2.	The resignation or termination of the Trustee and the appointment of any successor;

3.	The repurchase of the Deposited Underlying Certificates pursuant to Section 2.03;

4.	The final payment to Certificateholders; and

5.	Any rating action involving the Deposited Underlying Certificates, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency and the Underlying Certificate Seller copies of each report to Certificateholders described in Section 3.08.

All demands, notices and directions hereunder shall be in writing and shall be deemed effective when delivered to:  (i) in the case of the Depositor, CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention:  Structured Finance, and a copy to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: General Counsel, (ii) in the case of the Underlying Certificate Seller, Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: Legal and (iii) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 4W, New York, New York 10286, Attention:  Corporate Trust – Resecuritization Unit, or such other address as may hereafter be furnished by any party to the others.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 8.08     Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 8.09     Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

Section 8.10     Article and Section Headings.  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.11     Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 8.12     Protection of Assets.

(a)            Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i)            borrow money or issue debt;

(ii)           merge with another entity, reorganize, liquidate or sell assets; or

(iii)          engage in any business or activities.

(b)            Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until the date that is one year and one day after the Certificates have been paid.

ARTICLE IX

EXCHANGE ACT REPORTING

Section 9.01     Filing Obligations.

The Trustee and Underlying Certificate Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund.  In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Trustee and Underlying Certificate Seller shall provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

Section 9.02     Form 10-D Filings.

(a)            In accordance with the Exchange Act, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Statement and, to the extent delivered to the Trustee, no later than 10 days following the Distribution Date, such other information identified by the Depositor, in writing, to be filed with the Commission (such other information, the “Additional Designated Information”).  If the Depositor directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number.  Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense.  At the reasonable request of, and in accordance with the reasonable directions of, the Depositor, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund.  The Depositor shall sign the Form 10-D filed on behalf of the Trust Fund.

(b)            No later than each Distribution Date, the Trustee shall notify the Depositor of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Trustee is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Trustee shall provide such information, which is available to the Trustee, without unreasonable effort or expense regarding the performance of the Deposited Underlying Certificates as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the delivering of the Monthly Statement, commencing with the first such report due not less than five Business Days following such request.

(c)            The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

Section 9.03	Form 8-K Filings.

The Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act.  Each Form 8-K must be signed by the Trustee.  The Trustee shall promptly notify the Depositor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge.  Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

Section 9.04	Form 10-K Filings.

Prior to March 30th of each year, commencing in 2009 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act.  A senior officer in charge of the securitization of the Depositor shall sign each Form 10-K filed on behalf of the Trust Fund.  Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.11, (ii) annual report on assessments of compliance with servicing criteria described under Section 9.07 and (iii) accountant’s report described under Section 9.07.  Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 9.05.

If the Item 1119 Parties listed on Exhibit J have changed since the Closing Date, no later than March 1 of each year, the Depositor shall provide the Trustee with an updated Exhibit J setting forth the Item 1119 Parties.  No later than March 15 of each year, commencing in 2008, the Trustee shall notify the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor.  Additionally, the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Trustee to provide, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person’s report on assessment of compliance with the servicing criteria described under Section 9.07 or related registered public accounting firm attestation report described under Section 9.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person’s report on assessment of compliance with the servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

Section 9.05	Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff)) substantially in the form of Exhibit K.  No later than March 15 of each year, beginning in 2009, the Trustee shall cause each Reporting Subcontractor to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit H, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust Fund.  Neither the Trustee nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund.  In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Depositor.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

Section 9.06	Form 15 Filing.

Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

Section 9.07	Report on Assessment of Compliance and Attestation.

(a)            On or before March 15 of each calendar year, commencing in 2009:

(1)            the Trustee shall deliver to the Depositor a report (in form and substance reasonably satisfactory to the Depositor) regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit I hereto delivered to the Depositor concurrently with the execution of this Agreement.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.  The Depositor, and each of its respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

(2)            The Trustee shall deliver to the Depositor a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to the Trustee, with respect to asset-backed securities transactions taken as a whole involving the Trustee and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

(3)            The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 9.07.

(4)            The Trustee shall execute (and cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.11, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 9.07 and (iii) accountant’s report provided pursuant to this Section 9.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 9.07.

(b)            In the event that the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 9.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Deposited Underlying Certificates.

(c)            An assessment of compliance provided by a Subcontractor pursuant to Section 9.07(a)(3) need not address any elements of the Servicing Criteria other than those specified by the Trustee, as applicable, pursuant to Section 9.07(a)(1).

Section 9.08	Use of Subcontractors.

It shall not be necessary for the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Trustee shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the

Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Trustee shall cause any such Subcontractor used by the Trustee for the benefit of the Depositor to comply with the provisions of Sections 9.07 and 9.09 of this Agreement to the same extent as if such Subcontractor were the Trustee (except with respect to preparing and filing any Exchange Act Reports or as the Certifying Person).  The Trustee shall be responsible for obtaining from each Subcontractor and delivering to the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 9.05 and Section 9.07, in each case as and when required to be delivered.

Section 9.09	Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article IX, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article IX pursuant to Section 8.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

Section 9.10	Reconciliation of Accounts.

Any reconciliation of Accounts performed by any party hereto, or any Subcontractor shall be prepared no later than 45 calendar days after the bank statement cutoff date.

*            *            *

IN WITNESS WHEREOF, the Depositor, the Underlying Certificate Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CWALT, INC.,
    as Depositor

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

THE BANK OF NEW YORK,
    not in its individual capacity,
    but solely as Trustee

By: /s/ Maria Tokarz
Name: Maria Tokarz
Title: Assistant Vice President

CREDIT SUISSE SECURITIES (USA) LLC,
    as Underlying Certificate Seller

By: /s/ Kevin Steele
Name: Kevin Steele
Title: Director

SCHEDULE I

LIST OF DEPOSITED UNDERLYING CERTIFICATES AND THE RELATED UNDERLYING AGREEMENT

DEPOSITED UNDERLYING CERTIFICATES	CLASS CERTIFICATE BALANCES AS OF DECEMBER 26, 2007(1)	UNDERLYING AGREEMENT
33.91% interest in the Alternative Loan Trust 2007-18CB, Mortgage Pass-Through Certificates, Series 2006-18CB, Class 1-A-2 Certificates.	Class 1-A-2 Certificates: $220,172,136.01
Pooling and Servicing Agreement, dated as of June 1, 2007 among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada, LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee.

100.00% interest in the Alternative Loan Trust 2007-19, Mortgage Pass-Through Certificates, Series 2006-19, Class 1-A-20 Certificates.	Class 1-A-20 Certificates: $40,984,477.89
Pooling and Servicing Agreement, dated as of June 1, 2007 among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada, LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee.

__________
(1) After giving effect to distributions made on such date.

S-I-1

SCHEDULE II

Principal Balances Schedule

[Reserved]

S-II-1

SCHEDULE III

AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE CERTIFICATES(1)(2)

Classes of Depositable Certificates			Related Classes of Exchangeable Certificates
Classes of Depositable Certificates	Maximum Original Certificate Balance	Pass- Through Rate	Classes of Exchangeable Certificates	Maximum Original Certificate Balance	Pass-Through Rate
Recombination 1
Class 2-A-1	$37,729,000	6.00%	Class 2-A-3	$40,984,377	6.00%
Class 2-A-2	$3,255,377	6.00%

_________
(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex A. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a Certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a Class in an amount less than the applicable minimum denomination for that Class, the Certificateholder will be unable to effect the proposed exchange.

S-III-1

EXHIBIT A

[FORM OF SENIOR OR EXCHANGEABLE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).]

[UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, AND IS NOT INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO, OR TO A PERSON INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.	:
Cut-off Date	:	December 26, 2007
First Distribution Date	:	January 25, 2008
Initial Certificate Balance
of this Certificate
(“Denomination”)	:	$[ ]
Initial Certificate Balance
of all Certificates
of this Class	:	$[ ]
CUSIP	:	[ ]
Interest Rate	:	[ ]%
Maturity Date	:	August 25, 2037

CWALT, INC.
Alternative Loan Trust Resecuritization 2008-1R
Resecuritization Pass-Through Certificates, Series 2008-1R
Class [   ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of the Deposited Underlying Certificates.

CWALT, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Underlying Certificate Seller or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Deposited Underlying Certificates are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the

Deposited Underlying Certificates deposited by CWALT, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Credit Suisse Securities (USA) LLC, as underlying certificate seller (the “Underlying Certificate Seller”), and The Bank of New York, as trustee, securities intermediary and bank (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[Until this certificate has been the subject of an ERISA-Qualifying Underwriting, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee or the Trust Fund, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund.  Unless the transferee delivers the Opinion of Counsel described above, such representation shall be deemed to have been made to the Trustee by the Transferee’s acceptance of a Certificate of this Class and by a beneficial owner’s acceptance of its interest in a Certificate of this Class.  Notwithstanding anything else to the contrary herein, until such certificate has been the subject of an ERISA-Qualifying Underwriting, any purported transfer of a Certificate of this Class to, or to a person investing assets of, an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

*               *              *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  January ___, 2008

THE BANK OF NEW YORK, as Trustee By ______________________

Countersigned:

By ____________________________
Authorized Signatory of
THE BANK OF NEW YORK,
as Trustee

EXHIBIT B

[Reserved]

B-1

EXHIBIT C

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE REPRESENTS THE “TAX MATTERS PERSON RESIDUAL INTEREST” ISSUED UNDER THE TRUST AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THIS CERTIFICATE HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING, THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	[ ]
Cut-off Date	:	December 26, 2007
First Distribution Date	:	January 25, 2008
Initial Certificate Balance
of this Certificate
(“Denomination”)	:	$[ ]
Initial Certificate Balance
of all Certificates
of this Class	:	$[ ]
CUSIP	:	[ ]
Interest Rate	:	[ ]%
Maturity Date	:	August 25, 2037

CWALT, INC.
Alternative Loan Trust Resecuritization 2008-1R
Resecuritization Pass-Through Certificates, Series 2008-1R
Class A-R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of the Deposited Underlying Certificates.

CWALT, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Underlying Certificate Seller or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Deposited Underlying Certificates are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Deposited Underlying Certificates deposited by CWALT, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Credit Suisse Securities (USA) LLC, as underlying certificate seller (the “Underlying Certificate Seller”), and The Bank of New York, as trustee, securities intermediary and bank (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee or the Depositor, (ii) if such certificate has been the subject of an ERISA-Qualifying Underwriting and the transferee is an insurance company, a representation that the transferee is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor.  Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

*               *              *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  January ___, 2008

THE BANK OF NEW YORK, as Trustee By ______________________

Countersigned:

By ____________________________
Authorized Signatory of
THE BANK OF NEW YORK,
as Trustee

EXHIBIT D

[FORM OF REVERSE OF CERTIFICATE]

CWALT, INC.
Alternative Loan Trust Resecuritization 2008-1R
Resecuritization Pass-Through Certificates, Series 2008-1R

This Certificate is one of a duly authorized issue of Certificates designated as CWALT, Inc. Resecuritization Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificates are limited in right of payment to certain distributions in respect of the Deposited Underlying Certificates, all as more specifically set forth in the Agreement.  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to the first Distribution Date is January __, 2008 and to each other Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Underlying Certificate Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation of the Deposited Underlying Certificates or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
____________________________________________________________________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
                _____________________________________________________________________________________________________________________________________
Dated:
                                             ______________________________________
                                             Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to, _______________________________________________________________,
for the account of ______________________________________________________________________________________________________________________________,
account number ________________________, or, if mailed by check, to ___________________________________________________________________________________.
Applicable statements should be mailed to ___________________________________________________________________________________________________________,
____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________.
This information is provided by ____________________________________________________________________________________________________________,
the assignee named above, or _____________________________________________________________________________________________________________________,
as its agent.

STATE OF	)
) ss.:
COUNTY OF	)

On the _____day of ___________________, 20__ before me, a notary public in and for said State, personally appeared _____________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

______________________________________
Notary Public

[NOTARIAL SEAL]

EXHIBIT E
[FORM OF] TRANSFEROR’S AFFIDAVIT

_______________________
Date

CWALT, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:      [                         ]

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286
Attention:          Resecuritization Group
CWALT, Inc. Series 2008-1R

Re:	CWALT, Inc. Resecuritization Pass-Through Certificates, Series 2008-1R

Ladies and Gentlemen:

In connection with our disposition of the Class A-R Certificate issued pursuant to the Trust Agreement dated as of December 26, 2007 among CWALT, Inc., as depositor, Credit Suisse Securities (USA) LLC, as underlying certificate seller, and The Bank of New York, as trustee, we certify that to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours, __________________________________
Print Name of Transferor By: __________________________________ Authorized Officer

E-1

EXHIBIT F

 [FORM OF] TRANSFER AFFIDAVIT

CWALT, Inc.
Resecuritization Pass-Through Certificates, Series 2008-1R

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1             The undersigned is an officer of                           , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the “Certificate”) issued pursuant to the Trust Agreement, (the “Agreement”) dated as of December 26, 2007 among CWALT, Inc., as depositor (the “Depositor”), Credit Suisse Securities (USA) LLC, as underlying certificate seller, and The Bank of New York, as trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2             The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee will endeavor to remain a Permitted Transferee for so long as it retains its Ownership Interest in the Certificate. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

3             The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4             The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5             The Transferee has reviewed the provisions of Section 4.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6             The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7             The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8             The Transferee’s taxpayer identification number is             .

9             The Transferee is a U.S. Person as defined in Code section 7701(a)(30) and, unless the Transferor (or any subsequent transferor) expressly waives such requirement, will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

10           The Transferee is aware that the Class A-R Certificates may be “noneconomic residual interests” within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.  In addition, as the Holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

11           The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.  The Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future.

12           Either (i) the Transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of such plan to effect such acquisition, or, (ii) if the Class A-R Certificate has been subject to an ERISA-Qualifying underwriting, the source of funds for the purchase of such Class A-R Certificate is an “insurance company general account” within the meaning of Prohibited Transaction Class Exemption 95-60 (PTCE 95-60”), 60 Fed. Reg. 35925 (July 12, 1995), and the terms and conditions of Sections I and III of PTCE 95-60 are applicable to the acquisition and holding of such Class A-R Certificate.

13           Unless the Transferor (or any subsequent transferor) expressly waives such requirement, the Transferee (and any subsequent transferee) certifies (or will certify), respectively, that the transfer satisfies either the “Asset Test” imposed by Treasury Regulation §1.860E-1(c)(5) or the “Formula Test” imposed by Treasury Regulation § 1.860E-1(c)(7).

*             *             *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf by its duly authorized officer, this ___ day of _______________, 20__.

__________________________________ PRINT NAME OF TRANSFEREE By: _______________________________ Name: Title:

[Corporate Seal]

ATTEST:

_____________________________
[Assistant] Secretary

Personally appeared before me the above-named                      , known or proved to me to be the same person who executed the foregoing instrument and to be the                              of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

__________________________________ NOTARY PUBLIC My Commission expires the ___ day of ____________, 20__

WAIVER OF REQUIREMENT THAT TRANSFEREE CERTIFIES TRANSFER OF CERTIFICATE SATISFIES CERTAIN REGULATORY “SAFE HARBORS”

The Transferor hereby waives the requirement that the Transferee certify that the transfer of the Certificate satisfies either the “Asset Test” imposed by Treasury Regulation § 1.860E-1(c)(5) or the “Formula Test” imposed by Treasury Regulation § 1.860E-1(c)(7).

CWALT, INC.

By: __________________________________ Title:	Name:

EXHIBIT 1 to EXHIBIT F

Certain Definitions

“Asset Test”: A transfer satisfies the Asset Test if: (i) At the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any “related person” or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy such monetary conditions; (ii) The transferee must be an “eligible corporation” and must agree in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies paragraphs 9 through 11 of this Transfer Affidavit and the Asset Test. A transfer fails to meet the Asset Test if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers of the Certificate; and (iii) A reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Certificate will not be paid. The consideration given to the transferee to acquire the Certificate is only one factor to be considered, but the transferor will be deemed to know that the transferee cannot or will not pay if the amount of consideration is so low compared to the liabilities assumed that a reasonable person would conclude that the taxes associated with holding the Certificate will not be paid.  For purposes of applying the Asset Test, (i) an “eligible corporation” means any domestic C corporation (as defined in section 1361(a)(2) of the Code) other than (A) a corporation which is exempt from, or is not subject to, tax under section 11 of the Code, (B) an entity described in section 851(a) or 856(a) of the Code, (C) A REMIC, or (D) an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies; (ii) a “related person” is any person that (A) bears a relationship to the transferee enumerated in section 267(b) or 707(b)(1) of the Code, using “20 percent” instead of “50 percent” where it appears under the provisions, or (B) is under common control (within the meaning of section 52(a) and (b)) with the transferee.

“Formula Test”: A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the Certificate does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the Certificate; (ii) the present value of the expected future distributions on the Certificate; and (iii) the present value of the anticipated tax savings associated with holding the Certificate as the issuing REMIC generates losses.  For purposes of applying the Formula Test: (i) The transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b)(1) of the Code. If the transferee has been subject to the alternative minimum tax under section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the tax rate specified in section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in section 11(b)(1) of the Code; (ii) The transfer must satisfy paragraph 9 of the Transfer Affidavit; and (iii) Present values are computed using a discount rate equal to the Federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the taxpayer.

“Ownership Interest”:  As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed under the Agreement to fail to qualify as a REMIC at any time that any Certificates are Outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

EXHIBIT 2 to EXHIBIT F

Section 4.02(d)of the Agreement

  (d)                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(1)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(2)  Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit F.

(3)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(4)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 4.02(d) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 4.02(d), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such

Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 4.02(c) and this Section 4.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(5)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 4.02(d) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Underlying Certificate Seller or the Depositor, to the effect that the elimination of such restrictions will not cause any constituent REMIC of any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT G

MONTHLY STATEMENT

[On file with Trustee]

G-1

EXHIBIT H

[FORM OF] PERFORMANCE CERTIFICATION

[On file with Trustee]

H-1

EXHIBIT I

[FORM OF]
SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF TRUSTEE] [NAME OF CO-TRUSTEE] Date: _________________________ By: ________________________________ Name: Title:

EXHIBIT J

[FORM OF] LIST OF ITEM 1119 PARTIES

ALTERNATIVE LOAN TRUST RESECURITIZATION 200_-__

RESECURITIZATION PASS-THROUGH CERTIFICATES,

Series 200_-__

[Date]

Party	Contact Information

J-1

EXHIBIT K

FORM OF SARBANES-OXLEY CERTIFICATION

I, [                       ], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Alternative Loan Trust Resecuritization 2008-1R (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York, as Trustee.

Date: March [  ], 2008

/s/ [ ]
[Name]
[Title]

K-1

EXHIBIT L

[FORM OF] ITEM 1123 CERTIFICATION

THE BANK OF NEW YORK

OFFICERS’ CERTIFICATE
ANNUAL STATEMENT OF THE TRUSTEE

CWALT, INC.
ALTERNATIVE LOAN TRUST RESECURITIZATION 200_-___R,
RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 200_-__R

The undersigned does hereby certify that the undersigned is an officer of The Bank of New York (the “Trustee”), and does hereby further certify pursuant to Section 3.11 of the Trust Agreement for the above-captioned Series (the “Agreement”) that:

(i)            A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

(ii)            To the best of my knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.

____________________                                                                                           Dated: ______________

Name:
Title:

L-1